EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Boatracs, Inc. on Form S-8 of our report dated February 26, 1999, appearing in the Annual Report on Form 10-KSB of Boatracs, Inc. for the year ended December 31, 1998.


Deloitte & Touche LLP
/S/ DELOITTE & TOUCHE LLP

San Diego, California
June 15, 1999